UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 23, 2006
Date of report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number

1-12074	STONE ENERGY CORPORATION	72-1235413
(a Delaware corporation)
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 23, 2006, Stone Energy Corporation (“Stone”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with Plains Exploration and Production Company (“PXP”) and Plains Acquisition Corporation, a wholly-owned subsidiary of PXP (“Plains Acquisition”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Plains Acquisition will merge with and into Stone in a stock-for-stock transaction in which Stone will become a wholly-owned subsidiary of PXP and each outstanding share of common stock of Stone will be converted into the right to receive 1.25 shares of PXP common stock. In connection with the closing of the transaction, PXP will issue approximately 34.5 million shares to Stone stockholders and assume $483 million of debt net of cash as of December 31, 2005. The closing of the transaction is anticipated to be completed in the third quarter of 2006.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the description set forth in Item 1.01 of the Current Report filed on April 24, 2006, and the full text of the Merger Agreement which is filed as Exhibit 99.1 to such Current Report.
     All of the directors of Stone have entered into a Voting Agreement, pursuant to which they have agreed to vote for the merger. The foregoing description of the voting agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto.
     In connection with the Merger Agreement, Stone’s Board of Directors has approved an Amendment No. 2 to the Rights Agreement (“Amendment No. 2”), which amends the Rights Agreement, dated as of October 15, 1998, as amended by Amendment No. 1 to the Rights Agreement, dated as of October 28, 2000 (“Rights Agreement”), between the Registrant and the Rights Agent in order to, among other things, (a) provide that as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated thereby, neither the Rights (as defined in the Rights Agreement) will become exercisable nor will any operative provision of the Rights Agreement apply to PXP, Plains Acquisition or any of their respective Affiliates or Associates (as defined in the Rights Agreement); (b) amend the definition of “Acquiring Person” in Section 1 of the Rights Agreement to provide that neither PXP, Plains Acquisition nor any of their respective Affiliates or Associates (as defined in the Rights Agreement) shall be deemed to be an Acquiring Person as a result of the announcement or execution of the Merger Agreement, the acquisition of Common Shares (as defined in the Rights Agreement) of Stone, or the consummation of the merger or the other transactions contemplated thereby; (c) amend the definition of “Final Expiration Date” in Section 1 of the Rights Agreement to provide that such date means the earlier of (i) the time immediately prior to the Effective Time (as defined in the Merger Agreement) and (ii) the close of business on September 30, 2008; and (d) amend Section 3(a) of the Rights Agreement to provide that none of the announcement or execution of the Merger Agreement, the acquisition of the Common Shares of Stone pursuant to the merger, or the consummation of the merger or the other transactions contemplated thereby, shall constitute a Distribution Date (as defined in the Rights Agreement) or a Shares Acquisition Date (as defined in the Rights Agreement).
     The foregoing description of Amendment No. 2 to the Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of Amendment No. 2 to the Rights Agreement, the form of which is filed as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Voting Agreement By and Among Plains Exploration & Production Company, Stone Energy Corporation, James H. Stone, David H. Welch, John P. Laborde, Peter K. Barker, George R. Christmas, Richard A. Pattarozzi, David R. Voelker, Raymond B. Gary, Robert A. Bernhard and B. J. Duplantis

99.2	Amendment No. 2 to Rights Agreement between Stone Energy Corporation and ChaseMellon Shareholder Services, L.L.C., as rights agent, dated as of April 23, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: April 27, 2006	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Voting Agreement By and Among Plains Exploration & Production Company, Stone Energy Corporation, James H. Stone, David H. Welch, John P. Laborde, Peter K. Barker, George R. Christmas, Richard A. Pattarozzi, David R. Voelker, Raymond B. Gary, Robert A. Bernhard and B. J. Duplantis

99.2	Amendment No. 2 to Rights Agreement between Stone Energy Corporation and ChaseMellon Shareholder Services, L.L.C., as rights agent, dated as of April 23, 2006

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